Exhibit 21

SCIENTIFIC GAMES CORPORATION SUBSIDIARIES

All subsidiaries are 100% owned unless otherwise stated.

Scientific Games Management Corporation (Delaware)

Scientific Games Holdings Corp. (Delaware)

Scientific Games International, Inc. (Delaware)

MDI Entertainment, LLC (Delaware)

Scientific Games Canada Inc. (Ottawa)

Scientific Connections India Private Limited (India)

Scientific Games del Peru, S.R.L. (Peru)

Scientific Games Racing, LLC. (Delaware)

Scientific Games International Inc. — Indra Sistemas S.A. Union Temporal De Empresas (Spain) (75%)

TRACKPLAY LLC (Delaware) (70%)

NASRIN Services LLC  (Delaware) (70%)

Scientific Games Racing Electronics & Computer Services Industry and Trading Limited Co. (Turkey)

SG Racing, Inc. (Delaware)

Autotote Canada Inc. (Ontario)

Autotote Enterprises, Inc. (Connecticut)

Autotote Panama, Inc. (Panama)

Autotote Gaming, Inc. (Nevada)

Scientific Games Chile Limitada (Chile)

Scientific Games Latino America S.A. (Chile)

SGLA Servicios Limitada (Chile)

SGLA Comercializadora de Materiales Limitada (Chile)

Scientific Games Latino America Limitada (Chile)

Scientific Games Holdings Limited (Ireland)

Scientific Games Worldwide Limited (Ireland)

Scientific Games Services Limited (Ireland)

Scientific Games Malta Limited (Malta)

Scientific Games Racing B.V. (Netherlands)

Scientific Games Banen B.V. (Netherlands)

Scientific Games Deutschland GMBH  (Germany)

Scientific Games Lottery Services KFT (Hungary)

Scientific Games Australia Pty. Ltd. (Australia)

Scientific Games Worldwide Sports Ltd. (B.V.I.)

Scientific Games Luxembourg Holdings SARL (Luxembourg)

Scientific Games Racing SAS (France)

Scientific Games Luxembourg Finance SARL (Luxembourg)

Scientific Games Reel Time Pty. Ltd. (Australia)

Scientific Games Puerto Rico, Inc. (Puerto Rico)

Scientific Games Spain Services SRL (Spain)

Scientific Games Sweden AB  (Sweden)

Scientific Games Mexico, SRL de CV (Mexico)

Scientific Games Servicios, SRL de CV (Mexico)

Scientific Games International Holdings LTD (UK)

Scientific Games Global Plus Limited (UK)

Global Draw Limited (UK)

Neomi Associates, Inc. (B.V.I.)

Pagoda Leisure Limited (UK)

Games Media Limited (UK)

Voodoo Games Limited (UK)

Channel 1 Games (UK)

Seven Digital Limited (UK)

Games Multi Media Limited (UK)

Global Games Limited (UK)

Indigo Games Limited (UK)

8 Ball Multi Media (UK)

Scientific Games International Limited (UK)

Scientific Games Beteiligungsgesellschaft mBH (Austria)

Scientific Games International GmbH (Austria)

Research and Development GmbH (Austria)

Scientific Connections SDN BHD (Malaysia)

Knightway Promotions Limited (UK)

Scientific Connections Limited (UK)

Scientific Games Germany GmbH (Germany)

Autotote Europe GmbH (Germany)

Scientific Games Racing GmbH (Austria)

Scientific Games Racing GmbH (Germany)

TEK Totalisatorservice GmbH (Germany) (50%)

Scientific Games Honsel GmbH (Germany)

Blitzlos Ltd. (Russia) (98%)